Agricultural Partnership Agreement with Xinmiao Grain Depot

     Agreement Number: NO.2007026
     Agreement Date: 7/10/2007
     Place of agreement: Xinmiao Grain Depot

     Party A: Qianguo District Xinmiao Grain Depot
     Party B: Songyuan City Ermapao Green Rice Limited.

1. Product name, quantity, price

-------------- ------------------- ----------- ----------------- ------------ ------------ ------------------
Time period    Specifications      Product     Unit of           Amount       Price per    Total Price
                                   name        Measurement                    unit         (Renminbi)
-------------- ------------------- ----------- ----------------- ------------ ------------ ------------------
7/2007-6/2008  98-122              Grain       Tons              10,000       2055.00      20,550,000.00
-------------- ------------------- ----------- ----------------- ------------ ------------ ------------------
7/2008-6/2009  98-122              Grain       Tons              11,000       2055.00      22,605,000.00
-------------- ------------------- ----------- ----------------- ------------ ------------ ------------------
7/2009-6/2010  98-122              Grain       Tons              12,000       2055.00      24,660,000.00
-------------- ------------------- ----------- ----------------- ------------ ------------ ------------------

      2. Length of contract:

            July 10th 2007 until June 9th 2010. Agreement period is 3 years.

      3. Contents of agreement:

            A will be responsible for taking loans for local banks and raise necessary capital for grain purchase. B will have to give A an initial payment of 10% of security deposit and interest from the loan. A will only purchase grains solely for B, and not for any other companies. A must provide at least 10,000 tons of grains to B and gradually increase by 1,000 tons annually starting from date of agreement. A has an annual storage capacity of 160,000 tons of grains. A will be responsible for purchase, storage, and transport of the grains and all costs incurred with these activities. B has agreed to give A a purchasing fee of 30 Renminbi/ ton.

      4. Insurance:

            B will have to provide insurance for grains that are stored.

      5. Place of transaction and transportation method: A will provide cart services for the grains to B, after transaction, A will be responsible for trucking transportation.

      6.    Contents of transaction: Upon the completion of transaction

            a. B will pay A in cash upon completion of each and every transaction.

            b.    B will pay off the last installment on June 9th of every year.

            c. Time of transaction: Transaction of all processed grains for the current year will be completed on or before June 9th of every year.

      7. Package standards: Standard.

      8.    Breech of contract:

            a. If A is unable to provide B with the required tons of grains, A will have to pay B an amount of 2055 Renminbi for each ton. The required quantity each year is stated in the contract.

            b. If B is unable to pay on time, B will have to pay A 1% of the payment as late fee for each day after the transaction date. If B is unable to pay off the final payments, all of the products associated with that transaction will belong to Songyuan City Agricultural Development Bank.

      9.    Drying fees:

                  B will be responsible for all drying fees associated with the grains at 10Renminbi/ton. Water ratio will be 1:1.5, B will be responsible for 5% of natural losses, A will be responsible for any costs thereafter the 5% natural loss.

      10. If any conflict occurs, A and B will initially engage in a friendly meeting to resolve any disagreements, If an agreement is not reached, the matter will be handed over to the local court where the agreement is signed.

      11.   Others:

                  This agreement will be effective after signatures and stamps from both parties. A faxed copy of this agreement is also effective.

      12. There will be three copies of this agreement, A and B will each have a copy, the Agricultural Development Bank will also have a copy of this agreement.

-------------------------------------   ----------------------------------------
A:                                      B:

Name: Songyuan City Ermapao Green       Name: Qianguo District Xinmiao Rice
Rice Limited                            Depot

Address: Songyuan City Qianguo          Address: Songyuan City Qianguo
District Ping Feng Xiang                District Xinmiao Town

Representative: Huizhi Xiao             Representative: Yuchen Jia

-------------------------------------   ----------------------------------------